FORM 8-A

Securities and Exchange Commission

Washington, D.C. 20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934
TITANIUM INTELLIGENCE, INC.
(Exact name of registrant as specified in its charter)
Nevada	27-0019071
State or jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)
1405 - 265 West 37th Street New York, New York 10018
(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ X ]
Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-88234, is incorporated by reference into this registration statement.

Item 2. Exhibits.

The following Exhibits are filed with this registration statement:

Exhibit
Number Description

3.1 Our Articles of Incorporation dated August 20, 2001 (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2, as amended)

3.2. Bylaws(incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2, as amended)

4.1 Specimen ordinary share certificate (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2, as amended)

5.1 Opinion of Woodburn and Wedge regarding the legality of the securities being registered (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2, as amended)

10.1 Service Agreement between Titanium Intelligence, Inc. and Chen (Jason) Wu dated February 1, 2002 (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2, as amended)

10.2 Membership Agreement between Titanium Intelligence, Inc. and Zhejiang Weilain Group Company dated March 28, 2002 (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2, as amended)

23.2 Consent of Davidson & Company (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2, as amended)

24.1 Power of Attorney (contained on the signature pages of this registration statement) (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2, as amended)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TITANIUM INTELLIGENCE, INC.

Date: October 23, 2002

/s/ Paulo Martins
___________________________
By: Paulo Martins, President and
Chief Executive Officer